Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX FOLEY.COM CLIENT/MATTER NUMBER 134597-0108

June 17, 2024

Gaia, Inc.
833 West South Boulder Road
Louisville, CO 80027

Ladies and Gentlemen:

We have acted as counsel to Gaia, Inc., a Colorado corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed resale or other disposition by the selling shareholders identified in the Registration Statement of up to 2,108,334 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), issuable upon exercise pursuant to the Option Agreement, dated April 18, 2024 (the “Option Agreement”).

As counsel to the Company, we have examined the: (i) Registration Statement and the Prospectus, (ii) Amended and Restated Articles of Incorporation of the Company, as amended, (iii) Amended and Restated Bylaws of the Company, (iv) the Option Agreement; and (v) proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions described in the Registration Statement, including the Option Agreement. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all electronic and manual signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

The opinion expressed herein is limited in all respects to the laws of Colorado, including all applicable provisions of the Colorado Constitution and reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Option Agreement, will be duly authorized, validly issued, fully paid, and nonassessable.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

AUSTIN	DETROIT	MEXICO CITY	SACRAMENTO	TALLAHASSEE
BOSTON	HOUSTON	MIAMI	SALT LAKE CITY	TAMPA
CHICAGO	JACKSONVILLE	MILWAUKEE	SAN DIEGO	WASHINGTON, D.C.
DALLAS	LOS ANGELES	NEW YORK	SAN FRANCISCO	BRUSSELS
DENVER	MADISON	ORLANDO	SILICON VALLEY	TOKYO

June 17, 2024

We consent to your filing this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP